Exhibit 1.01(b)

                               AMENDMENT NO. 2 TO
                         MORGAN STANLEY CHARTER SERIES
                     AMENDED AND RESTATED SELLING AGREEMENT

         The Amended and Restated Selling Agreement, dated as of July 29, 2002, as amended by Amendment No. 1 to the Selling Agreement, dated February 26, 2003 (the "Selling Agreement"), among Morgan Stanley Charter Graham L.P. ("Charter Graham"), Morgan Stanley Charter Millburn L.P. ("Charter Millburn"), Morgan Stanley Charter MSFCM L.P. ("Charter MSFCM"), Morgan Stanley Charter Campbell L.P. ("Charter Campbell") (collectively, the "Partnerships"), Demeter Management Corporation, and Morgan Stanley DW Inc. ("Morgan Stanley DW") is hereby amended as set forth below. All provisions contained in the Selling Agreement remain in full force and effect and are modified only to the extent necessary to provide for the amendments set forth below. Terms used and not otherwise defined herein have the meaning ascribed to such term in the Selling Agreement.

         1. Charter Graham plans to offer, sell and issue to the public an additional 30,000,000 Units, Charter Millburn plans to offer, sell and issue to the public an additional 2,000,000 Units, Charter MSFCM plans to offer, sell and issue to the public an additional 18,000,000 Units, and Charter Campbell plans to offer, sell and issue to the public an additional 34,000,000 Units pursuant to Registration Statements on Form S-1 (SEC File Nos.: 333-113876, 333-113893, 333-113877, and exclusive selling agent to offer and sell the additional Units on a best efforts basis in accordance with and subject to the terms and conditions set forth in the Selling Agreement. In such connection, all references in the Selling Agreement to the "Registration Statement," "Prospectus," and "Units" shall be deemed from the date hereof to include the Registration Statements, Prospectus and Units issued in connection with the above-referenced registrations of additional Units. All representations, warranties, and covenants contained in the Selling Agreement shall be deemed to be repeated on the date hereof.

         2. The last sentence in clause (h) of Section 5 of the Selling Agreement is hereby amended to read: "All compensation described in Sections 5(e) and (f), along with any other underwriting compensation, including redemption charges paid to Morgan Stanley DW, will not exceed 10% of the proceeds received in connection with the issuance of the Units."


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         IN WITNESS WHEREOF, this Amendment No. 2 to the Selling Agreement has been executed on the 28th day of April, 2004.


Accepted and Agreed:

MORGAN STANLEY DW INC.

By:   /s/ Jeffrey A Rothman
      -------------------------------
      Jeffrey A. Rothman
      Executive Director



MORGAN STANLEY CHARTER GRAHAM L.P.

By:     Demeter Management Corporation, General Partner

By:   /s/ Jeffrey A Rothman
      -------------------------------
      Jeffrey A. Rothman
      President

MORGAN STANLEY CHARTER MILLBURN L.P.

By:     Demeter Management Corporation, General Partner

By:    /s/ Jeffrey A Rothman
       ------------------------------
       Jeffrey A. Rothman
       President

MORGAN STANLEY CHARTER MSFCM L.P.

By:     Demeter Management Corporation, General Partner

By:    /s/ Jeffrey A Rothman
       ------------------------------
       Jeffrey A. Rothman
       President

MORGAN STANLEY CHARTER CAMPBELL L.P.

By:     Demeter Management Corporation, General Partner

By:    /s/ Jeffrey A Rothman
       ------------------------------
       Jeffrey A. Rothman
       President

DEMETER MANAGEMENT CORPORATION

By:    /s/ Jeffrey A Rothman
       ------------------------------
       Jeffrey A. Rothman
       President